UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Old Second Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 annual meeting of stockholders of Old Second Bancorp, Inc. to be held on Tuesday, April 18, 2006 at 11:00 a.m., local time. The meeting will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois.

The formal items of business to be considered at the meeting include the election of five directors with terms expiring in 2009. In addition, we will report on our performance in 2005 and address questions or comments from stockholders.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible.  This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

A copy of our annual report to stockholders for the year 2005 is also enclosed.  Thank you for your continued support and we look forward to seeing you at the meeting.

Sincerely,

/s/ William B. Skoglund

William B. Skoglund
Chairman and Chief Executive Officer

If you plan to attend the meeting in person, please respond to Robin Hodgson, Vice President/Corporate Secretary via email at rhodgson@02bancorp.com, by telephone at 630.906.5480, or indicate your preference on the back of the proxy sheet.

Directions:  The Copley Theater is located approximately 2 blocks east of The Old Second National Bank on Galena Boulevard, Aurora, Illinois 60506 (please see detailed map found in the proxy statement.)

OLD SECOND BANCORP, INC.

37 South River Street, Aurora, Illinois 60506

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 18, 2006

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Old Second Bancorp, Inc., will be held on Tuesday, April 18, 2006 at 11:00 a.m., local time, at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois, for the following purposes:

1.                                       to elect five members of the board of directors; and

2.                                       to transact such other business as may properly be brought before the meeting or any postponements or adjournments of the meeting.

The board of directors is not aware of any other business to come before the meeting.  Stockholders of record at the close of business on March 3, 2006, are the stockholders entitled to vote at the meeting and any and all adjournments or postponements of the meeting.  In the event there are an insufficient number of votes for a quorum at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the board of directors,

/s/ William B. Skoglund

William B. Skoglund
Chairman and Chief Executive Officer

Aurora, Illinois

March 10, 2006

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Old Second Bancorp, Inc.

37 South River Street • Aurora, IL 60506 • (630) 892-0202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of Old Second Bancorp, Inc., a Delaware corporation, of proxies to be voted at the annual meeting of stockholders.  This meeting is to be held at the Copley Theatre, North Island Center, located at 8 East Galena Boulevard, Aurora, Illinois on April 18, 2006 at 11:00 a.m., local time, or at any postponements or adjournments of the meeting.  Old Second conducts full service community banking and trust business through its wholly-owned subsidiaries: The Old Second National Bank of Aurora, Old Second Mortgage, Old Second Bank - Yorkville, Old Second Bank - Kane County and Old Second Financial, Inc.

A copy of our annual report for the year ended December 31, 2005, which includes audited financial statements, is enclosed.  This proxy statement was first mailed to stockholders on or about March 10, 2006

Why am I receiving this proxy statement and proxy form?

You are receiving a proxy statement and proxy form from us because on March 3, 2006, the record date for the annual meeting, you owned shares of our common stock.  This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting.  It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy form, ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her best judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of five directors of Old Second and any other business that may properly be brought before the meeting.

How do I vote?

A form of proxy is enclosed for use at the meeting.  If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised.  Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy.  Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted “for” the election of the nominees for director named in this proxy statement.

What does it mean if I receive more than one proxy form?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.  Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares.  It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but may not vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock incentive plan, unless they have received voting instructions from the person for whom they are holding shares.  If there is a non-routine matter presented to stockholders at a meeting and your broker does not receive instructions from you on how to vote on that matter, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter.  This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

While the matters to be voted upon at the 2006 annual meeting should be within the brokers’ discretion to vote, whether or not you give your broker direction, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  This ensures that your shares will be voted at the meeting.

How many votes do we need to hold the annual meeting?

A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.  On March 3, 2006, the record date, there were 13,527,073 shares outstanding.  A majority of these shares must be present in person or by proxy at the meeting.

Shares are counted as present at the meeting if the stockholder either:

•      is present in person at the meeting; or

•      has properly submitted a signed proxy form or other proxy.

What happens if any nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.  In the latter case, shares represented by proxies may be voted for a substitute nominee.  Proxies cannot be voted for more than five nominees.  The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director.  You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.

How many votes are needed for each proposal?

The directors are elected by a plurality and the five individuals receiving the highest number of votes cast “for” their election will be elected as directors of Old Second.  A “withhold authority” vote will have the same effect as a vote against the election of directors.

Broker non-votes, if any, will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.  So long as a quorum is present, broker non-votes will have no effect on the outcome of the election of directors.

How are votes counted?

Voting results will be tabulated and certified by the election judges.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting.  The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2006.

ELECTION OF DIRECTORS

Old Second’s board of directors is divided into three classes, approximately equal in number.  At the annual meeting to be held on April 18, 2006, you will be entitled to elect five directors for terms expiring in three years, as described herein.  We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

The Nominating and Corporate Governance Committee of the board of directors of Old Second has nominated five persons for election at this annual meeting, four of whom are incumbent directors.  Mr. James Eccher, President and Chief Executive Officer of Old Second National Bank, has been nominated this year and will become a new director if elected. His election will allow for a relatively even number of individuals in the staggering of terms for directors.  Set forth below is information concerning the nominees for election and for the other directors whose term of office will continue after the meeting, including their age, year first elected a director and business experience during the previous five years.  The five nominees for director, if elected at the annual meeting, will serve for terms expiring in 2009.

Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “for” the election of the nominees proposed by the board of directors.

The board of directors recommends you vote your shares “for” each of the nominees for director.

NOMINEES

Name	Served as Old Second Director Since	Principal Occupation
(Term expires 2009)

J. Douglas Cheatham (Age 49)	2003	Sr. Vice President, Chief Financial Officer and Chief Accounting Officer, Assistant Secretary of Old Second

James Eccher (Age 40)	—

President and Chief Executive Officer, Old Second National Bank (2003-present), Sr. Vice President and Branch Director (1999-2003), President and Chief Executive Officer of Bank of Sugar Grove (1995-1999)

D. Chet McKee (Age 66)	1978	Vice President-Special Projects, Rush-Copley Medical Center (2000-present), President and Chief Executive Officer, Rush-Copley Medical Center (1990-2000)

Gerald Palmer (Age 60)	1998	Vice President/General Manager, Caterpillar, Inc., a construction equipment manufacturer

James Carl Schmitz (Age 57)	1999	Tax Consultant (1999-present), director of taxes with H. B. Fuller Company (1998), tax specialist with KPMG LLP (1999)

CONTINUING DIRECTORS

(Term Expires 2007)

Edward Bonifas (Age 46)	2000	Vice President, Alarm Detection Systems Inc., producer and installer of alarm systems, close-captioned video systems and car access systems

William Meyer (Age 58)	1995	President, William F. Meyer Co., a wholesale plumbing supply company

William B. Skoglund (Age 55)	1992	Chairman and Chief Executive Officer of Old Second and Chairman of Old Second National Bank

Christine J. Sobek (Age 51)	2003	President, Waubonsee Community College

(Term Expires 2008)

Marvin Fagel (Age 58)	1996	President, Aurora Packing Co., a meat packing company, Chairman of the Board and Chief Executive Officer, New City Packing Company, a meat packing company

Barry Finn (Age 46)	2004	President and Chief Executive Officer, Rush-Copley Medical Center (2002-present), Chief Operating Officer and Chief Financial Officer, Rush-Copley Medical Center (1996-2002)

William Kane (Age 55)	1999	Partner, Label Printers Inc., a printing company

Kenneth Lindgren (Age 65)	1990	President, Daco Incorporated, a contract manufacturer of machine components

Jesse Maberry (Age 62)	1985	Vice President, semi-retired, Aurora Bearing Company, a manufacturer of rod end spherical bearings

Upon attaining age 70, an elected director assumes the status of a senior director for a period of three years.  Senior directors have the right to attend all board meetings and all meetings of the committees to which they are appointed and to participate in all discussions during such meetings.  However, a senior director does not have the right to vote on any matter.  Mr. Walter Alexander, who has served on the board since 1976, became a senior director in January, 2005 and continues to serve in that capacity.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.  There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.  Mr. Alexander, who is a senior director, is also a director of Wausau-Mosinee Paper Corporation, a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Currently, the board of directors is made up of thirteen directors, who are elected every three years to serve staggered terms.  If all of the nominees are elected at this year’s meeting, there will be fourteen directors immediately after the meeting.  Generally, the board oversees our business and monitors the performance of our management.  In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Old Second, which is monitored by our executive officers and management.  Our directors fulfill their duties and responsibilities by attending regular meetings of the board and through committee membership, which is discussed below.  The board has determined that all of the directors and nominees are “independent” as defined by the Nasdaq Stock Market, Inc., with the exception of Messrs. Skoglund, Cheatham and Eccher, each of whom are executive officers.

The board of directors held twelve regular meetings during 2005.  All of the directors attended at least 75% of these meetings and of the meetings of the committees on which they served.  We typically schedule a board meeting in conjunction with our annual meeting and expect that our directors will attend our annual meeting.  Last year, all directors, with the exception of Mr. Palmer, attended our annual meeting.

The board of directors believes that it is important to encourage the highest level of corporate ethics and responsibility and is proud that it adopted many of the corporate governance requirements of Nasdaq and the Securities and Exchange Commission prior to the required compliance dates.  Among other things, the board has adopted a Code of Conduct, which applies to all of our directors, officers and employees, as well as a procedure for allowing employees to anonymously report any problems they may detect with respect to our financial reporting.  The Code of Conduct, as well as other information pertaining to our committees, corporate governance and reporting with the Securities and Exchange Commission, can be found on our website at www.o2bancorp.com.

The board of directors has standing Audit, Nominating and Corporate Governance and Compensation Committees, each of which is made up solely of directors who are deemed to be “independent” under the rules of Nasdaq.  Actions taken by each committee of the board are reported to the full board, usually at its next meeting.  The principal responsibilities of each of the committees are described below.

Audit Committee

The members of our Audit Committee during 2005 were Messrs. Alexander, Finn, Maberry, McKee, Schmitz, and Ms. Sobek, each of whom are “independent” directors, as that term is defined by Nasdaq.  The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by the independent accountants and the committee exercises its authority to do so in accordance with a policy that it has adopted.  A copy of this policy was attached as an exhibit in the 2004 proxy statement.  Additionally, beginning in 2004, the Audit Committee reviewed and approved all related party transactions between Old Second and its related parties pursuant to Nasdaq’s rules and regulations.

Mr. Maberry was the chairman of the committee in 2005.  In 2004, the board designated Mr. Finn, who is President and Chief Executive Officer of Rush-Copley Medical Center, and who previously served as Chief Operating Officer and Chief Financial Officer of Rush-Copley Medical Center, as the Audit Committee Financial Expert as such term is defined by the regulations of the

Securities and Exchange Commission.  The board’s determination was based upon Mr. Finn’s level of knowledge and experience regarding financial matters and the audit process as a result of his formal education and professional experience as the Chief Financial Officer of a regional hospital organization and his experience overseeing and managing an audit process.  The board believes that each of the other members of the Audit Committee possesses knowledge and experience sufficient to understand the complexities of the financial statements of Old Second.  Mr. Maberry, Chairman of the Audit Committee, or Mr. Finn, the designated Audit Committee Financial Expert in 2005, met individually on a quarterly basis with the independent accountants.

The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.o2bancorp.com.  You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to rhodgson@o2bancorp.com.  The Audit Committee met seven times in 2005.

Compensation Committee

The members of the Compensation Committee in 2005 were Messrs. Alexander, Fagel, Kane, Meyer and Palmer, each of whom is an “independent” director as defined by Nasdaq, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.  Mr. Palmer is the Chairman of the committee.  The Compensation Committee reviews the performance of Old Second’s executive officers and sets their compensation levels.  The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.o2bancorp.com.  You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to rhodgson@o2bancorp.com.  The Compensation Committee met three times during 2005.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee during 2005 were Messrs. Lindgren, Maberry, McKee, Meyer and Palmer, each of whom is deemed to be an “independent” director as that term is defined by Nasdaq.   The Nominating and Corporate Governance Committee reviews the qualifications of, and recommends to the board for nomination, candidates to fill vacancies on the board as they may occur during the year.  Additionally, the Nominating and Corporate Governance Committee is responsible for reviewing our policies, procedures and structure as they relate to corporate governance.

In December, 2004, the committee recommended, which recommendations were ratified by the full board of directors, that Mr. McKee be designated as the “lead” director, Mr. Maberry be designated as the Chairman of the Audit Committee, that Mr. Palmer be appointed as Chairman of the Compensation Committee and that Mr. Meyer and Mr. Palmer be appointed to the Nominating and Corporate Governance Committee for 2005.  The committee also recommended that Mr. Eccher be nominated for election as a director for the Annual Meeting in 2006.  The committee’s nomination of Mr. Eccher is based upon Mr. Eccher’s expertise of leading our primary bank subsidiary, his knowledge on financial matters, as well as his service to the communities we serve.

The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.o2bancorp.com.  You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or

by sending an e-mail requesting same to rhodgson@o2bancorp.com.  The Nominating and Corporate Governance Committee met four times in 2005.

Independent Director Sessions

Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without management or any non-independent directors in attendance.  In 2004, the board of directors created the position of a “lead” independent director and Mr. McKee was appointed to serve in that position.  The Nominating and Corporate Governance Committee reviews this appointment annually and the full board has the opportunity to ratify the committee’s selection.  The lead independent director assists the board in assuring effective corporate governance and serves as chairman of the independent director sessions.  In 2005, the independent directors met two times in executive sessions.

Director Nominations and Qualifications

In making its nominations for persons to be elected to the board of directors and included in our proxy statement, the committee evaluates incumbent directors, board nominees and persons nominated by stockholders, if any.  Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Conduct.  The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to ensure the nominees’ “independence” so that at least a majority of the directors on the board will be deemed “independent” in accordance with Nasdaq requirements.  Furthermore, all nominees must be under the age of 70, which is the mandatory retirement age for directors, although they may continue to serve as senior directors.  Generally, each incumbent director standing for re-election should have, at a minimum, attended at least 75% of board meetings during the past year and attended a majority of committee meetings of which he or she is a member.  The committee retains the ability to make exceptions to this attendance requirement as individual circumstances warrant.  Currently, there are no fees paid to any third party to identify or assist in identifying or evaluating nominees.

All of the nominees for election as directors for the 2006 annual meeting were nominated by the committee.  The committee did not receive any stockholder nominations for directors.

Stockholder Communications with the Board; Nomination and Proposal Procedures

Stockholder Communications with Directors.  Stockholders of Old Second may contact any member of the board of directors or the board as a whole, through the Corporate Secretary either in person, in writing, via phone at 630-906-5480, or by e-mail at rhodgson@o2bancorp.com.  Any communication will promptly be forwarded to the board as a group or to the attention of a specified director per your request.  Your letter should indicate that you are an Old Second stockholder.  The address for submitting communications to the board by mail is 37 South River Street, Aurora, Illinois 60506.

Nominations of Directors.  In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the date the previous year’s proxy statement was mailed to stockholders.  Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years and, as to the stockholder giving the notice, his or her name and address, and the class and number of shares of our capital stock owned by that stockholder.  All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election to the board at an annual meeting of stockholders by giving timely notice in writing to our Corporate Secretary, at the address provided above.  To be timely, stockholder nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not fewer than 14 days nor more than 60 days prior to any meeting of stockholders called for the election of directors.  However, if notice of the meeting is given to stockholders less than 21 days prior to the date of the meeting, written nominations must be delivered or mailed to our Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders.  Each written nomination must set forth the name, age, business address and, if known, residence address of each nominee; the principal occupation or employment of each such nominee for the past five years; and the number of shares of stock of Old Second beneficially owned by each such nominee and by the nominating stockholder.

Other Stockholder Proposals.  To be considered for inclusion in our proxy statement and form of proxy relating to our 2007 annual meeting of stockholders, the proposing stockholder must file a written notice of the proposal with our Corporate Secretary, at the above address, by November 1, 2006, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

Compensation of Directors

Each director of Old Second also serves as a director of Old Second National Bank and may serve on boards of our other subsidiaries.  In 2005, non-employee directors received $925, an increase from $750 in 2004, for every board meeting and $500 for every committee meeting attended if there were no other bank-level meetings held that day.  Non-employee directors of Old Second National Bank received a $10,000 annual retainer, $925 for every bank board meeting attended and $500 for each committee meeting attended.  Due to increased responsibilities associated with mandates from Sarbanes-Oxley, the lead Director, Mr. McKee, the Audit Committee Chairman, Mr. Maberry, and the Compensation Committee Chairman, Mr. Palmer, each received a $15,000 annual retainer.   Additionally, directors of Old Second Bank-Yorkville and Old Second Bank-Kane County receive $500 per meeting and directors of Old Second Mortgage receive $300 per meeting.  The following table sets forth the fees earned by each non-employee director and senior director in 2005:

Name	Annual Cash Retainer	Additional Meeting Fees	Additional Committee Fees	Total
Walter Alexander	—	$9,650	$5,500	$15,150
Edward Bonifas	$10,000	$12,425	$12,500	$34,925
Marvin Fagel	$10,000	$11,500	$13,000	$34,500
Barry Finn	$10,000	$11,500	$9,000	$30,500
William Kane	$10,000	$10,575	$7,500	$28,075
Kenneth Lindgren	$10,000	$11,500	$12,000	$33,500
Jesse Maberry	$15,000	$12,425	$7,500	$34,925
D. Chet McKee	$15,000	$11,500	$11,500	$38,000
William Meyer	$10,000	$11,500	$12,500	$34,000
Gerald Palmer	$15,000	$11,500	$8,000	$34,500
James C. Schmitz	$10,000	$12,425	$6,500	$28,925
Christine Sobek	$10,000	$11,500	$9,500	$31,000

In 2004 and in 2005, we also awarded each non-employee director of Old Second Bancorp options to purchase 1,500 shares of our common stock for a total of 3,000 shares each.  We also maintain the Old Second Bancorp Directors Fee Deferral Plan, under which directors are permitted to defer receipt of their directors’ fees and earn a rate of return based upon the performance of our stock.  We may, but are not required to, fund the deferred fees into a trust, which may hold our stock.  The plan is unqualified and the directors have no interest in the trust.  The deferred fees and any earnings thereon are unsecured obligations of Old Second.  Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to stockholders.  As of December 31, 2005, the total liability under the plan for the directors was approximately $1,008,280.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at December 31, 2005, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this proxy statement, and by all directors and executive officers of Old Second as a group.  Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of December 31, 2005.  Unless otherwise noted, the address of each five percent stockholder is 37 South River Street, Aurora, Illinois 60506.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class

5% Stockholders
Old Second Bancorp, Inc.(2) Profit Sharing Plan & Trust	834,340	6.1%

The Banc Funds Company, L.L.C.(3) 208 South LaSalle Street Chicago, Illinois 60604	806,161	6.0%

Directors
Walter Alexander	106,424	*
Edward Bonifas	15,596	*
J. Douglas Cheatham(4)	83,763	*
James Eccher(5)	64,640	*
Marvin Fagel	58,404	*
Barry Finn	6,000	*
William Kane	14,500	*
Kenneth Lindgren	52,332	*
Jesse Maberry	41,734	*
D. Chet McKee	7,000	*
William Meyer	77,018	*
Gerald Palmer	5,666	*
J. Carl Schmitz(6)	389,796	2.9%
William B. Skoglund(7)	252,138	1.9%
Christine J. Sobek	3,150	*
All directors and executive officers as a group (15 persons)(8)	1,178,161	8.7%

*	Less than one percent

(1)	Includes ownership of shares of our common stock by spouse (even though any beneficial interest is disclaimed) and in our profit sharing plan and trust and our salary savings plan.

(2)

In addition, as of December 31, 2005, Old Second National Bank held in its trust department, in various fiduciary capacities (other than as trustee of our profit sharing plan and trust), 1,160,701 shares of our common stock, or 8.58% of the total outstanding shares. Old Second had full investment power with respect to 385,829 shares and shared investment power with respect to 153,962 shares.

(3)	Includes shares owned by related investment funds, as represented to us by The Banc Funds Company, L.L.C. and reported on a Schedule 13G/A filed on January 30, 2006.

(4)	Includes 77,332 shares issuable pursuant to options held by Mr. Cheatham. Also includes 2,257 shares held in our profit sharing plan and trust and 2,774 shares held in our 401(k) plan.

(5)	Includes 62,732 shares issuable pursuant to options held by Mr. Eccher. Also includes 499 shares held in our profit sharing plan and trust and 911 shares held in our 401(k) plan.

(6)	Mr. Schmitz has voting control of 386,596 shares held in the J. C. Schmitz Revocable Trust.

(7)

Includes 196,532 shares issuable pursuant to options held by Mr. Skoglund, also Mr. Skoglund exercised 12,800 in options in February 2005. Further includes 42,299 shares held in our profit sharing plan and trust and 12,775 shares held in our 401(k) plan.

(8)

All directors with the exception of Mr. Cheatham, Mr. Eccher and Mr. Skoglund have a total of 3,000 shares out of a grant of 1,500 shares in 2004 and 1,500 shares in 2005 all of which are exercisable and are included in the above totals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are also required to furnish us with copies of all Section 16(a) forms they file.  With the exception of Mr. Eccher who filed one Form 4 late reporting the transfer of assets in his 401(k) account to purchase shares of our common stock, no person failed to comply with the filing requirements of Section 16(a) during 2005.

EXECUTIVE COMPENSATION

The table which follows sets forth information regarding compensation paid for each of the past three years to those individuals who were either the Chief Executive Officer or an executive officer whose annual salary exceeded $100,000 in 2005.

		Annual Compensation			Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(g)		(h)
Name and Principal Position	Fiscal Year Ended December 31st	Salary($)(1)	Bonus ($)	Other annual compensation ($)(2)	Securities Underlying Options/ SARs(#)		All Other Compensation ($)

William B. Skoglund	2005	$438,799	$161,798	$10,800	32,000		$1,000,840	(4)
Chairman and Chief Executive	2004	396,307	110,880	10,800	32,000		39,298	(5)
Officer of Old Second and	2003	375,607	117,000	10,800	32,000	(3)	27,512	(6)
Chairman of Old Second National Bank

J. Douglas Cheatham	2005	$213,000	$41,184	$—	12,000		$63,781	(4)
Chief Financial Officer of Old Second	2004	198,000	34,960	—	12,000		37,443	(5)
	2003	190,000	41,040	—	12,000	(3)	19,845	(6)

James Eccher	2005	$180,000	$45,296	$10,800	12,000		$36,837	(4)
Chief Executive Officer of Old Second	2004	160,000	26,880	10,800	12,000		26,557	(5)
National Bank	2003	145,833	28,800	10,800	8,000	(3)	14,534	(6)

(1)	Salary amounts for Mr. Skoglund include director fees received from our subsidiaries in the amount of $13,800 for 2005 and $14,700 and $15,600 in each of 2004 and 2003.

(2)	The amounts shown for Mr. Skoglund and Mr. Eccher represent an annual automobile allowance.

(3)	These shares are restated to reflect a two for one stock split, effected in the form of a stock dividend, which was effected July 28, 2004.

(4)

The amounts shown for 2005 reflect a SERP payout in the amount of $984,340 which includes $41,158 accrued for and paid out in 2005 for Mr. Skoglund, a SERP payout in the amount of $22,735 which includes $2,007 accrued for and paid out in 2005 for Mr. Cheatham and a SERP payout in the amount of $782 for Mr. Eccher, all of which represent one-time payouts as the plan was eliminated as of December 31, 2005. Further, the amounts shown represent our contribution to (i) our qualified profit sharing plan and trust in the amount of $6,300 for Messrs. Skoglund, Cheatham and Eccher; (ii) our salary savings plan in the amount of $18,000 for Mr. Skoglund, $14,000 for Mr. Cheatham and $14,000 for Mr. Eccher; and (iii) our non-qualified voluntary deferred compensation plan in the amount of $12,709 for Mr. Cheatham and $7,632 for Mr. Eccher. The amount also includes $8,400 for Mr. Skoglund, $8,037 for Mr. Cheatham and $8,123 for Mr. Eccher which represents our company match pursuant to the salary savings plan.

(5)

The amounts shown for 2004 represent our contribution to (i) our qualified profit sharing plan and trust in the amount of $6,150 for Messrs. Skoglund and Cheatham and $5,931 for Mr. Eccher; (ii) our salary savings plan in the amount of $16,000 for Mr. Skoglund, $13,000 for Mr. Cheatham and $12,717 for Mr. Eccher; and (iii) our non-qualified voluntary deferred compensation plan in the amount of $8,948 for Mr. Skoglund and $838 for Mr. Cheatham as well as $9,900 in executive salary deferrals for Mr. Cheatham. The amount also includes $8,200 for Mr. Skoglund, $7,555 for Mr. Cheatham and $7,909 for Mr. Eccher which represents our company match pursuant to the salary savings plan.

(6)

The amounts shown for 2003 represent our contribution to (i) our qualified profit sharing plan and trust in the amount of $8,000 for Messrs. Skoglund and Cheatham and $7,507 for Mr. Eccher, (ii) our salary savings plan in the amount of

$8,000 for Mr. Skoglund, $7,091 for Mr. Cheatham and $7,027 for Mr. Eccher; and (iii) our non-qualified voluntary deferred compensation plan in the amount of $11,512 for Mr. Skoglund and $4,754 for Mr. Cheatham, which includes a non-vested value of $3,513 and $1,241 for profit sharing all of which are treated as wages for FICA and FUTA tax.

Stock Option Information

The following table sets forth certain information concerning the number and value of stock options granted in 2005 to the individuals named in the summary compensation table.  All option grants are being expensed in this year’s financial statements.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
(a)	(b)	(c)	(d)	(e)	(f)
	Options Granted	% of Total Options Granted to Directors and Employees	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	(#)(1)	in Fiscal Year	($/Share)	Date	5%	10%

William B. Skoglund	32,000	43%	$31.34	12-20-15	$591,680	$1,536,000
J. Douglas Cheatham	12,000	16%	$31.34	12-20-15	$221,880	$576,000
James Eccher	12,000	16%	$31.34	12-20-15	$221,880	$576,000

(1)                      Options became fully exercisable on December 20, 2005, the date of grant.

The following table sets forth information concerning the stock options held by the named executive officers at December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In- the-Money Options/SARs at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William B. Skoglund	12,800	$247,705	196,532	—	$1,834,550	—
J. Douglas Cheatham	—	—	77,332	—	$769,816	—
James Eccher	—	—	62,732	—	$583,884	—

Compensation and Benefits Assurance Agreement

We have entered into Compensation and Benefits Assurance Agreements with Mr. Skoglund, our Chief Executive Officer, on January 1, 1997, with Mr. Cheatham, our Chief Financial Officer, on May 17, 1999 and Mr. Eccher, the President and Chief Executive Officer of Old Second National Bank, on January 1, 2005.

The initial term of each of the agreements was for one year and they are automatically extended for successive one-year periods, unless earlier terminated by either party.  If a “change of control” occurs, the term of the agreements shall automatically renew for a two-year period and terminate following that two-year period.  Under the agreements, a change of control occurs if; (i) certain persons acquire twenty percent or more of the either Old Second’s or the Old Second National Bank’s then outstanding voting securities; (ii) a majority of Old Second’s directors serving or thereafter approved by at least (2/3) of the then current board at the beginning of a two-year period cease to constitute such majority following the two-year period; or (iii) the stockholders of Old Second approve a liquidation or a sale of either Old Second or Old Second National Bank or approve a merger or consolidation of Old Second (where the voting securities of Old Second represent less than 75% of the voting securities of the surviving entity after the merger or consolidation).

In the event of a change in control and a qualifying termination (occurring during the two year extended period), which includes an involuntary termination without cause, either Mr. Skoglund’s, Mr. Cheatham’s, or Mr. Eccher’s voluntary termination with good reason, or a constructive termination, the agreements provide for certain payments.  Under Mr. Skoglund’s agreement, payments include a lump-sum severance benefit in the amount of three times Mr. Skoglund’s base salary.  Under Mr. Cheatham’s and Mr. Eccher’s agreement, payments include a lump-sum severance benefit in the amount of two times their respective base salary.  Under the three agreements, the executive is also entitled to an amount equal to the executive’s salary, accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the executive through the date of termination.  Additionally, the executive is entitled to accelerated vesting of his stock options or other incentive awards, continuation of health insurance coverage for three years for Mr. Skoglund and two years for Mr. Cheatham and Mr. Eccher, outplacement services for a period of up to one year, and any additional payments necessary to make him whole for any excise taxes that may be imposed.

In the event of a change of control under the agreements and the subsequent termination of Mr. Skoglund or Mr. Cheatham, as of December 31, 2005, we would have been obligated to pay Mr. Skoglund the unpaid portion of his salary and certain other benefits and approximately $1,275,000 and for Mr. Cheatham and Mr. Eccher, the unpaid portion of salary and certain other benefits and approximately $426,000 and $360,000 respectively, in addition to other amounts that may be due and owing under other compensation arrangements.

Pension Plan

All full-time salaried and regular part-time employees who completed one year of service during the calendar year of 2005 were eligible for participation in our pension plan and the remuneration credited to each participant includes all direct salaries and wages paid through the calendar year of 2005.  However, as of December 31, 2005, the Pension Plan was terminated upon a recommendation of the Compensation Committee of the Board of Directors.  Following receipt of all regulatory approvals, all accrued benefits will be distributed to the participants of the plan either in one lump sum payment or by the purchase of an annuity contract.  We expect liabilities to exceed assets at the time of distribution of all benefits by approximately $1,000,000.  A contribution of the shortfall amount is required to be made before the Pension Plan is liquidated.  Each of Messrs. Skoglund, Cheatham and Eccher participated in the pension plan and will be entitled to receive approximately $565,000, $114,000 and $120,000 when the benefits are distributed.

We also maintained a non-qualified supplemental executive retirement plan (the “SERP”) during 2005 which was terminated effective as of December 30, 2005.  The SERP was implemented to restore benefits lost under the pension plan due to the limits imposed under Sections 401(a) (17) and 415 of the Code.  The objective of the SERP was to permit those employees who are affected by the limitations of Code Sections 401(a)(17) and 415 to receive the same benefit they would have received under the Pension Plan but for the limitations imposed by the Code.  Upon termination of the SERP, all liabilities were satisfied by the distributions of benefits and Messrs. Skoglund, Cheatham and Eccher received $984,340, $22,735 and $782 upon the termination.

Old Second Bancorp 2002 Long-Term Incentive Plan

In 2002, we adopted a long-term incentive plan for the benefit of our directors, officers and employees.  This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights.  The stockholders approved the plan in 2002 and 250,000 shares were originally reserved for issuance under the plan.  In 2004, we awarded stock options to purchase an aggregate of 137,000 shares of Old Second common stock.  The stock options awarded to the named executive officers during 2005 are included in the table on page 12 of this proxy statement.  During 2005, we also issued restricted stock in the amount of 20,406 shares to key individuals in the organization.

Deferred Compensation Plan for Executive Officers

We sponsor an executive deferred compensation plan that is a means by which certain executives may voluntarily defer a portion of their salary or bonus.  This plan is an unfunded, nonqualified deferred compensation arrangement.  There are three executives participating in this plan and our obligation under this arrangement as of December 31, 2005 was $399,900.

Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust

During 2005, we sponsored a qualified, tax-exempt pension plan qualifying under section 401(k) of the Internal Revenue Code.  Virtually all employees were eligible to participate after meeting certain age and service requirements.  Eligible employees were permitted to contribute up to an unlimited amount or percentage of their compensation to the 401(k) plan.  Pursuant to the plan, we match up to 4% of a participant’s deferral into the 401(k) plan limited up to 4% of each participant’s salary.  The profit sharing portion of the 401(k) plan arrangement provides an annual discretionary contribution to the retirement account of each employee based in part on our profitability in a given year, and on each participant’s annual compensation.  Participants can choose between several different investment options under the 401(k) plan, including shares of Old Second common stock.

The total matching and profit sharing contributions that we made under the 401(k) plan to the named executive officers are reflected in the Summary Compensation Table on page 11 of this proxy statement.

Compensation Committee Report On Executive Compensation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

Introduction

Old Second and Old Second National Bank share an executive management team, the members of which are compensated by the bank instead of the holding company.  The compensation packages of the executive management team are based upon their roles and performance for both Old Second and Old Second National Bank, and are determined and approved by the Compensation Committee.  The members of the committee are directors of both Old Second and Old Second National Bank.  Messrs. Alexander, Fagel, Kane, McKee, Meyer and Palmer were members of the Compensation Committee in 2005 each of whom is an “independent” director as defined by Nasdaq, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.

The Compensation Committee consults generally with management on matters concerning executive compensation and on pension savings and benefit plans where board or stockholder action is contemplated with respect to the adoption of or amendments to such plans.  The committee further makes recommendations on organization, succession, election of officers, consultants and similar matters where board approval is required.

Compensation Philosophy and Objectives

The executive compensation program is designed to guide the committee in formulating an appropriate compensation structure for senior management.  The overall objective is to align senior management compensation with the success of meeting our goals by creating strong incentives to manage the business successfully from both a financial and operating perspective.  The executive compensation program is structured to accomplish the following specific objectives:

•                  encourage a consistent and competitive return to stockholders;

•                  maintain a program which:

•                  clearly motivates personnel to perform and succeed according to our current goals;

•                  retains key personnel critical to our long-term success; and

•                  emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of corporate goals;

•                  maintain a corporate environment which encourages stability and a long-term focus for both Old Second and our management; and

•                  ensure that management:

•                  fulfills its oversight responsibility to its constituents, including stockholders, customers, employees, the community and government regulatory agencies;

•                  conforms its business conduct to the highest ethical standards;

•                  remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

•                  continues to avoid any conflict between its responsibilities to Old Second and each individual’s personal interests.

There are three major components to executive officer compensation: base salary and bonus, stock options and additional benefit plans.  The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee’s subjective judgment and takes into account both qualitative and quantitative factors.  No specific weights are assigned to such factors with respect to any compensation component.  In reviewing an officer’s compensation, the committee considers and evaluates all components of the officer’s total compensation package.  This involves reviewing the officer’s base salary, bonus, incentive stock awards, prerequisites, participation in our 401(k) plan, participation in our non-qualified executive plans, payments due upon a change of control, if any, and all other payments and awards that the officer earns.  Also, the committee evaluates the recommendations of the senior management with respect to the compensation of other key executive officers.  However, the committee makes the final compensation decisions concerning officers.

Base Salary and Bonus

The Compensation Committee reviews each executive’s base salary on an annual basis.  The committee believes that the base salaries should offer security to each executive and allow Old Second to attract qualified executives and maintain a stable management team and environment.  The committee targets base salaries at market levels, although they may be adjusted, either up or down, to reflect Old Second’s performance.  Initially, base salaries are determined by examining, among other things, each executive’s level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level.

Annual adjustment to an executive’s base salary is driven by corporate and individual performance.  Corporate performance is measured primarily in terms of earnings per share, return on equity and assets and enhancement of book value per share.  When measuring individual performance, the committee considers the individual’s efforts in achieving established financial and business objectives, managing and developing employees and enhancing long-term relationships with customers.  A bonus may also be granted based on specific individual goals and corporate performance.

As the President and Chief Executive Officer of Old Second, Mr. Skoglund’s base salary increased by approximately 11.4 % in 2005 to reflect a salary commensurate with his role and responsibilities compared with other holding companies of our size.  In determining Mr. Skoglund’s salary in 2005 the committee also considered Mr. Skoglund’s individual performance and his long-term contributions to Old Second’s success.  Overall, salary increases for the other senior executive officers were at a rate comparable to the increases provided to officers with similar duties and responsibilities at comparable organizations.

Stock Awards

The board and the committee believe in employee ownership in our common stock.  Our current long-term incentive plan is intended to promote equity ownership in Old Second by the directors and selected officers and employees, to increase their proprietary interest in the success of Old Second and to encourage them to remain in the employ of Old Second or its subsidiaries.  To reinforce our long-term perspective and to retain valued executives, options granted to these individuals vest ratably over a three-year period following grant.  Options are issued at the market value of the common stock at the time of issuance, thereby providing a benefit only upon future stock appreciation.  In December 2004, the non-employee directors each received stock options totaling 1,500 shares per director and in 2005, the non-employee directors likewise each received stock options totaling 1,500 shares per director.

Executives receive stock option grants that are generally comparable to the long-term incentive opportunities granted to individuals with similar positions at financial institutions of similar size.  In 2005 the number of stock options awarded to officers and employees were similar in number to those granted in 2004.  The committee awarded options to purchase 32,000 shares of our common stock to Mr. Skoglund.  This award was based upon performance and peer group comparisons and is similar to the package he received in 2004.

Benefits, Qualified Service Plans and Perquisites

Benefits offered to executives are intended to serve a different purpose than base salary and stock options.  While the benefits offered are competitive with the marketplace and help attract and retain executives, the benefits also provide a safety net of protection against financial catastrophes that can result from illness, disability or death.  Benefits offered to executives are generally those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.  Old Second offers eligible employees a tax-qualified 401(k) savings and profit sharing plan.

The 401(k) savings program has no percentage limit for salary deferrals (with a partial company match); however, it is subject to statutory limitations.  The profit sharing portion of the 401(k) plan arrangement provides an annual discretionary contribution to the retirement account of each employee based in part on our profitability in a given year, and on each participant’s annual compensation.  The pension plan targets a 50% pay replacement, integrated with the participant’s social security benefits, at normal retirement age following a full career of service.  Excluding employees of non-banking subsidiaries who participate in the 401(k) plan only, participation in these plans is generally offered to full-time salaried and regular part-time employees.  Benefits under these plans, taken as a whole, are believed to be competitive with comparable banks and bank holding companies.

In 2005, we recommended to the full board of directors that the pension plan and supplemental executive retirement plan be terminated and the benefits accrued under each plan be distributed to the participants.  We came to this conclusion as a result of changes in the deferred compensation laws and accounting treatment of such plans.  The full board approved the termination of the plans, effective at the end of December 2005.  We intend to increase our match to the profit sharing portion of 401(k) plan for employees as a result of our termination of the pension plan.

In 2005, Mr. Skoglund received $19,000 in other compensation, which includes a matching contribution to the 401(k) plan and an automobile allowance of $10,800.  Mr. Skoglund also participated in our pension plan and SERP, which were each terminated in 2005, and has a change in control agreement, each of which is described in more detail in this proxy statement.

Conclusion

The committee believes these executive compensation policies and programs effectively serve the interests of stockholders and Old Second.  The committee believes these policies motivate executives to contribute to Old Second’s overall future successes, thereby enhancing the value of Old Second for the benefit of all stockholders.

Respectfully,

Mr. Gerald Palmer, Chairman

Mr. Walter Alexander

Mr. Marvin Fagel

Mr. William Kane

Mr. D. Chet McKee

Mr. William Meyer

Stockholder Return Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

The following graph represents the five-year cumulative total stockholder return for Old Second, the S&P 500 and the Nasdaq Bank Index.

	Old Second Bancorp, Inc.	Nasdaq Bank Index	S&P 500
December 31, 2000	$100.00	$100.00	$100.00
December 31, 2001	$169.79	$112.66	$88.17
December 31, 2002	$217.00	$120.40	$68.73
December 31, 2003	$295.78	$160.14	$88.41
December 31, 2004	$387.31	$181.95	$98.00
December 31, 2005	$377.77	$178.45	$102.80

The above table assumes that dividends were reinvested and the numbers are adjusted for stock splits and dividends.

Compensation Committee Interlocks and Insider Participation

During 2005, the members of the Compensation Committee were Messrs. Alexander, Fagel, Kane, McKee, Meyer and Palmer.  None of these individuals was an officer or employee of Old Second or its subsidiaries in 2005, and none of these individuals is a former officer or employee of either organization.  In addition, during 2005 no executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of our Compensation Committee was engaged as an executive officer.

Transactions with Management

Our directors and executive officers and their associates were customers of, and had transactions with, Old Second and our subsidiaries in the ordinary course of business during 2005.  Additional transactions may be expected to take place in the future.  All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present unfavorable features.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP has audited our financial statements for the fiscal year ended December 31, 2005, and the report on such financial statements appears in the Annual Report to Shareholders.  The Audit Committee has not yet selected the independent registered public accounting firm to perform the audit and examination of our financial statements for the year ending December 31, 2006.  The Audit Committee has sought competitive proposals for audit services from a group of independent registered public accounting firms, including Ernst & Young LLP, and the process could result in a change in our independent registered public accounting firm for 2006.  The Company plans to continue to retain Ernst & Young LLP as its independent registered public accountant firm while the bid process is underway.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Accountant Fees

Audit Fees.  The aggregate fees and expenses billed by Ernst & Young LLP in connection with the audit of our annual financial statements for 2004 and 2003 and for the required review of our financial information included in our Securities and Exchange Commission filings for 2005 and 2004 were $415,000 and $265,000 respectively.

Audit Related Fees.  In 2005, we incurred $28,000 in audit related fees, which pertain to the audits of the employee benefit plans.  This compares to $22,000 in audit related fees in 2004, which were included under “all other fees” for last year’s proxy statement.

Tax Fees.  The aggregate amounts of tax related services billed by Ernst & Young LLP for the years ended December 31, 2005, and 2004 were $37,500 and $38,900, respectively, for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  There were no aggregate fees or pre-approved expenses billed by Ernst & Young LLP for all other services rendered to us during the years ended December 31, 2005 and 2004.

The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by the independent accountants and the committee exercises its authority to do so in accordance with a policy that it has adopted. All services provided by Ernst & Young LLP were approved pursuant to the pre-approval policy.  The pre-approved policy was attached to last year’s proxy statement and is available on our website at www.02bancorp.com.

The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Ernst & Young LLP to be incompatible with maintaining Ernst & Young LLP’s independence as our principal independent registered public accountant.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our annual report on Form 10-K.  The committee is comprised solely of directors who are independent under the rules of the Nasdaq Stock Market, Inc.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with our management and Ernst & Young LLP, our independent registered public accounting firm.  The committee will discuss with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) and will receive and discuss the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) after the Form 10-K has been filed.  Based on the review and discussions with management and Ernst & Young LLP, the committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully,

Jesse Maberry, Chairman

Walter Alexander

Barry Finn

William Kane

D. Chet McKee

James Schmitz

Christine J. Sobek

GENERAL

We will bear the cost of this proxy solicitation.  Solicitation will be made primarily through the use of the mail, but our officers, directors or employees may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity.  In addition, we will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owner of such shares.

As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting.  However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

By order of the board of directors

/s/ William B. Skoglund

William B. Skoglund
Chairman and Chief Executive Officer

Aurora, Illinois

March 10, 2006

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

[THIS PAGE INTENTIONALLY LEFT BLANK]

[MAP SHOWING LOCATION OF THE MEETING]

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

OLD SECOND BANCORP, INC. TO BE HELD ON APRIL 18, 2006

The undersigned hereby appoints Jesse Maberry, Townsend Way Jr., and James E. Benson, or any two of them acting in the absence of the other, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of Old Second Bancorp, Inc., which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois on the 18th day of April, 2006 at 11:00 a.m., central time, and at any and all postponements or adjournments of the meeting.

1.              ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

(Term Expires 2009)

J. Douglas Cheatham James Eccher, D. Chet McKee, Gerald Palmer, James Schmitz

2.              In accordance with their discretion, upon all other matters that may properly come before said meeting and any postponements or adjournments of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Dated:	, 2006

Signature(s)

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

(over)

PLEASE INDICATE WHETHER YOU WILL BE ATTENDING THE ANNUAL MEETING OF APRIL 18, 2006:

The meeting will be held at the Copley Theatre, Aurora Civic Center, 8 East Galena Boulevard, Aurora, Illinois.  (Please see the last page of the Proxy Statement for directions to the meeting).

__________Yes, I plan to attend the meeting.

__________No, I do not plan to attend the meeting.

Signed: